MVB Financial Corp. Reports First Quarter 2017 Earnings

Company Release - 05/04/2017 4:15 PM

FAIRMONT, W.Va., May 4, 2017 /PRNewswire/ – MVB Financial Corp. (OTC Markets Group OTCQB: MVBF) and its subsidiaries - MVB Bank and MVB Mortgage (collectively “MVB”) - reported total net income of $1.6 million or $0.14 per share basic and diluted for the three months ended March 31, 2017, compared to $1.8 million or $0.20 per share basic and diluted for the three months ended March 31, 2016. The decline in earnings was driven by flat loan growth and a decrease in net income from MVB Mortgage. The earnings per share decrease was driven by both the earnings decline and the approximate 1.9 million shares of the Company’s common stock issued from a capital raise that was completed in December 2016. The earnings decline accounted for approximately $0.02 per share and the additional shares issued accounted for approximately $0.04 per share, respectively, of the $0.06 decline in basic and diluted earnings per share.

FIRST QUARTER 2017 HIGHLIGHTS

•	Total assets remain solid at $1.4 billion as of March 31, 2017

•	Strong credit quality continued with non-performing loans to total loans of 0.61% and annualized net loan charge-offs to total loans of 0.09% at March 31, 2017

•	Total deposits increased $44.9 million, or 4.1%, compared to the first quarter of 2016 and outpaced loan growth by 4.0% over the same time period

•	Non-interest income increased $212 thousand, or 2.5%, compared to the first quarter of 2016

•	Mortgage fee income represented 44% of total revenue, an increase of 13.2%, compared to the first quarter of 2016

“Our first quarter 2017 proved challenging, though profitable,” said Larry F. Mazza, CEO, MVB Financial Corp. “The impacts of the current lending environment, compounded by regulatory requirements, kept both commercial and mortgage lending flat since first quarter 2016. Looking ahead to the balance of the year, we are encouraged by a more robust loan pipeline as we maintain our superior credit quality standards, and continue our expense reduction focus across the company.”
In 2016, management focused on limiting commercial real estate concentration levels, thus leading to slower loan growth. Loans as of March 31, 2017 totaled $1.077 billion, an increase of 0.11% or $1.2 million when compared to a loan balance of $1.076 billion at March 31, 2016. In comparison to December 31, 2016's loan balance of $1.053 billion, loans increased 2.27% or $23.9 million.

The Company's net interest income for the first quarter of 2017 was $10.3 million, a decrease of 3.64% or $389 thousand when compared to net interest income of $10.7 million for the first quarter of 2016. For the first quarter of 2017, the net interest margin was 3.19%, a decrease of 17 basis points when compared to net interest margin of 3.36% for the first quarter of 2016. The decrease in both net interest income and net interest margin was primarily the result of the recovery of non-accrual interest on one loan relationship which contributed $662 thousand to loan interest income for the three months ended March 31, 2016.

The provision for loan losses for the first quarter of 2017 was $518 thousand, a decrease of 17.12% or $107 thousand when compared to a provision of $625 thousand over the first quarter of 2016. The decrease in loan loss provision is attributable to the reduced loan volume in the first quarter of 2017 versus the same quarter in 2016, which included decreases in the highest commercial loan loss rates; and a higher level of charge-offs in the first quarter of 2017, which was more than offset by the reduced loan volume and decreased historical loan volume and historical loss rates. Due to continued collection and successful workout efforts, the Company's nonperforming loans to total loans were 0.61% as of March 31, 2017, reflecting a favorable year-over-year decrease when compared to the nonperforming loans to total loans ratio of 0.77% as of March 31, 2016. In addition, the Company's annualized net loan charge-offs to total loans were 0.09% as of March 31, 2017, compared to 0.07% as of March 31, 2016.

Noninterest income for the first quarter of 2017 was $8.8 million, an increase of 2.46% or $212 thousand when compared to noninterest income of $8.6 million for the first quarter of 2016. The increase was driven by an increase in mortgage fee income of $2.8 million, offset by a decrease of $2.3 million in gain on derivatives. In addition, loans held for sale decreased from $98.9 million at March 31, 2016 to $71.9 million at March 31, 2017. MVB Mortgage noninterest expense increased 5.20% in the first quarter of 2017 compared to the first quarter of 2016.

"While mortgage originations started slowly in 2017, we are optimistic regarding the future based on solid growth of approximately $58.9 million in our ending mortgage pipeline during the first quarter of 2017" said Mazza. "Based on the current interest rate environment and the seasonality of the mortgage business, management believes that earnings from the mortgage subsidiary during the first three months of 2017 were in line with expectations."

Noninterest expense for the first quarter of 2017 was $16.3 million, an increase of 2.04% or $326 thousand when compared to noninterest expense of $16.0 million for the first quarter of 2016. This increase was primarily driven by an increase in data processing, travel and meals and entertainment expenses related to an ongoing core processing system conversion at MVB Bank.

"We are excited about the implementation of a new core processing system as it will give us greater capabilities from data analysis to client service and assures scalability as we move forward and grow," added Mazza.

Other News

As previously announced, on January 5, 2017, the Company completed the redemption of 8,500 shares, or 100% of its Senior Non-Cumulative Perpetual Preferred Stock, Series A, $1,000 par value per share ("Series A Preferred Stock"), issued to the United States Department of Treasury on September 8, 2011. The total shares aggregate redemption price of the stock is approximately $8,508,500, including the dividend payment. The redemption terminates MVB's participation in the Small Business Lending Fund (SBLF) program.

As previously announced, the Company successfully completed its rights offering (the "Rights Offering"), which expired at 5:00 pm Eastern time on April 14, 2017. In the Rights Offering, all holders of the Company's common stock as of the record date of March 10, 2017 were offered non-transferable rights ("Rights") to purchase shares of the Company's common stock at the per share purchase price of $11.50. The aggregate number of shares offered for sale in connection with the Rights Offering was 434,783. All 434,783 shares offered in the Rights Offering were subscribed for, resulting in new capital of approximately $5.0 million.

Larry F. Mazza, the Company's Chief Executive Officer and a Director purchased 100,000 shares of common stock. Mazza purchased 90,999 shares under the Rights Offering and 9,001 shares under the Investment Agreement previously announced by the Company, resulting in an aggregate purchase of approximately $1,150,000.

On February 24, 2017, the Board of Directors of MVB Financial Corp. declared a quarterly cash dividend of $0.025 per share to shareholders of record at the close of business on March 1, 2017, payable March 15, 2017. This first quarterly dividend for 2017 included a one-half cent or 25 percent increase per share.

About MVB Financial Corp.

MVB is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiary, MVB Bank, Inc., and the bank's subsidiary, MVB Mortgage, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region.

The OTCQB is a market tier operated by the OTC Market Group Inc., for over-the-counter traded companies that are current in their reporting with a U.S. regulator.

For more information, please visit ir.mvbbanking.com.

Forward-looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Press Release.  These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties.  Forward-looking statements include information concerning possible or assumed future results of operations of the Company and its subsidiaries.  When words such as "believes," "expects," "anticipates," "may," or similar expressions occur in this Earnings Release, the Company is making forward-looking statements.  Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Earnings Release. Those factors include, but are not limited to: credit risk, changes in market interest rates, inability to achieve merger-related synergies, competition, economic downturn or recession, and government regulation and supervision. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company's financial statements when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this Earnings Release should be directed to:

MVB Financial Corp.

Donald T. Robinson, Executive Vice President and CFO
(304) 598-3500
drobinson@mvbbanking.com

MVB Financial Corp.
Financial Highlights

Condensed Consolidated Statements of Income (Unaudited) (Dollars in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Interest income	$13,068	$13,382
Interest expense	2,762	2,687
Net interest income	10,306	10,695
Provision for loan losses	518	625
Noninterest income	8,824	8,612
Noninterest expense	16,317	15,991
Income from continuing operations, before income taxes	2,295	2,691
Income tax expense - continuing operations	721	846
Net income from continuing operations	1,574	1,845
Loss from discontinued operations, before income taxes	—	(79)
Income tax benefit - discontinued operations	—	(30)
Net loss from discontinued operations	—	(49)
Net income	$1,574	$1,796
Preferred dividends	129	186
Net income available to common shareholders	$1,445	$1,610
Earnings per common shareholder - basic	$0.14	$0.20
Earnings per common shareholder - diluted	$0.14	$0.20

Condensed Consolidated Balance Sheets (Unaudited) (Dollars in thousands)

	March 31, 2017	December 31, 2016	March 31, 2016
Cash and cash equivalents	$18,278	$17,340	$28,726
Certificates of deposit with other banks	14,527	14,527	13,150
Investment securities	172,754	162,368	134,825
Loans held for sale	71,921	90,174	98,876
Loans	1,076,782	1,052,865	1,075,606
Allowance for loan losses	(9,372)	(9,101)	(8,447)
Net loans	1,067,410	1,043,764	1,067,159
Premises and equipment	26,079	25,081	26,377
Goodwill	18,480	18,480	18,480
Other assets	44,502	47,070	45,047
Total assets	$1,433,951	$1,418,804	$1,432,640

Deposits	$1,136,466	$1,107,017	$1,091,568
Borrowed funds	90,611	90,921	146,267
Other liabilities	68,149	75,241	77,740
Shareholders' equity	138,725	145,625	117,065
Total liabilities and shareholders' equity	$1,433,951	$1,418,804	$1,432,640

Reportable Segments (Unaudited)

Three Months Ended March 31, 2017	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Revenues:
Interest income	$12,312	$781	$1	$(26)	$13,068
Mortgage fee income	185	9,637	—	(188)	9,634
Insurance and investment services income	124	—	—	—	124
Other income	953	(1,831)	1,210	(1,266)	(934)
Total operating income	13,574	8,587	1,211	(1,480)	21,892
Expenses:
Interest expense	2,119	304	551	(212)	2,762
Salaries and employee benefits	2,657	5,955	1,350	—	9,962
Provision for loan losses	500	18	—	—	518
Other expense	4,650	2,098	875	(1,268)	6,355
Total operating expenses	9,926	8,375	2,776	(1,480)	19,597
Income (loss) from continuing operations, before income taxes	3,648	212	(1,565)	—	2,295
Income tax expense (benefit) - continuing operations	1,161	96	(536)	—	721
Net income (loss) from continuing operations	2,487	116	(1,029)	—	1,574
Net income (loss)	$2,487	$116	$(1,029)	$—	$1,574
Preferred stock dividends	—	—	129	—	129
Net income (loss) available to common shareholders	2,487	116	(1,158)	—	1,445

Reportable Segments (Unaudited)

Three Months Ended March 31, 2016	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Insurance	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Revenues:
Interest income	$12,462	$941	$1	$—	$(22)	$13,382
Mortgage fee income	(22)	7,108	—	—	(301)	6,785
Insurance and investment services income	53	—	—	—	—	53
Other income	1,072	679	1,613	—	(1,590)	1,774
Total operating income	13,565	8,728	1,614	—	(1,913)	21,994
Expenses:
Interest expense	2,040	419	552	—	(324)	2,687
Salaries and employee benefits	2,831	5,711	1,766	—	—	10,308
Provision for loan losses	625	—	—	—	—	625
Other expense	4,473	1,944	764	—	(1,498)	5,683
Total operating expenses	9,969	8,074	3,082	—	(1,822)	19,303
Income (loss) from continuing operations, before income taxes	3,596	654	(1,468)	—	(91)	2,691
Income tax expense (benefit) - continuing operations	1,137	258	(515)	—	(34)	846
Net income (loss) from continuing operations	2,459	396	(953)	—	(57)	1,845
Income (loss) from discontinued operations	—	—	—	(170)	91	(79)
Income tax expense (benefit) - discontinued operations	$—	$—	$—	$(64)	$34	$(30)
Net income (loss) from discontinued operations	$—	$—	$—	$(106)	$57	$(49)
Net income (loss)	$2,459	$396	$(953)	$(106)	$—	$1,796
Preferred stock dividends	—	—	186	—	—	186
Net income (loss) available to common shareholders	2,459	396	(1,139)	(106)	—	1,610

Average Balances and Interest Rates (Unaudited) (Dollars in thousands)

	Three Months Ended March 31, 2017			Three Months Ended March 31, 2016
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing deposits in banks	$2,734	$10	1.48%	$18,633	$26	0.56%
CDs with other banks	14,527	69	1.93%	13,150	62	1.89%
Investment securities:
Taxable	108,862	546	2.03%	67,965	310	1.82%
Tax-exempt	56,280	430	3.10%	57,237	408	2.85%
Loans and loans held for sale: [1]
Commercial	746,364	7,943	4.32%	712,263	8,388	4.71%
Tax exempt	15,329	131	3.47%	16,811	145	3.45%
Real estate	352,144	3,764	4.33%	370,321	3,835	4.14%
Consumer	14,370	175	4.94%	18,309	208	4.54%
Total loans	1,128,207	12,013	4.32%	1,117,704	12,576	4.50%
Total earning assets	1,310,610	13,068	4.04%	1,274,689	13,382	4.20%
Less: Allowance for loan losses	(9,427)			(8,244)
Cash and due from banks	15,246			15,651
Other assets	86,215			86,149
Total assets	$1,402,644			$1,368,245

Liabilities
Deposits:
NOW	$415,627	$525	0.51%	$480,016	$687	0.57%
Money market checking	236,845	458	0.78%	110,994	194	0.70%
Savings	48,092	19	0.16%	44,864	27	0.24%
IRAs	16,573	50	1.22%	15,676	50	1.28%
CDs	264,626	854	1.31%	330,204	930	1.13%
Repurchase agreements and federal funds sold	23,113	17	0.30%	28,464	21	0.30%
FHLB and other borrowings	103,990	288	1.12%	114,089	226	0.79%
Subordinated debt	33,524	551	6.67%	33,524	552	6.59%
Total interest-bearing liabilities	1,142,390	2,762	0.98%	1,157,831	2,687	0.93%
Noninterest bearing demand deposits	113,021			86,223
Other liabilities	9,226			8,846
Total liabilities	1,264,637			1,252,900

Stockholders’ equity
Preferred stock	8,212			16,334
Common stock	10,048			8,111
Paid-in capital	93,476			74,275
Treasury stock	(1,084)			(1,084)
Retained earnings	31,651			20,425
Accumulated other comprehensive income	(4,296)			(2,716)
Total stockholders’ equity	138,007			115,345
Total liabilities and stockholders’ equity	$1,402,644			$1,368,245

Net interest spread			3.06%			3.27%
Net interest income-margin		$10,306	3.19%		$10,695	3.36%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

Selected Financial Data (Unaudited) (Dollars in thousands, except per share data)

	Quarterly
	2017	2016	2016	2016	2016
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Earnings and Per Share Data:
Net income from continuing operations	$1,574	$2,307	$2,310	$2,458	$1,845
Net income (loss) from discontinued operations	—	—	—	4,041	(49)
Net income	1,574	2,307	2,310	6,499	1,796
Net income available to common shareholders	1,445	1,993	1,996	6,185	1,610
Earnings per share from continuing operations - basic	0.14	0.23	0.25	0.27	0.21
Earnings per share from discontinued operations - basic	—	—	—	0.50	(0.01)
Earnings per common shareholder - basic	0.14	0.23	0.25	0.77	0.20
Earnings per share from continuing operations - diluted	0.14	0.22	0.24	0.25	0.20
Earnings per share from discontinued operations - diluted	—	—	—	0.38	—
Earnings per common shareholder - diluted	0.14	0.22	0.24	0.63	0.20
Cash dividends paid per common share	0.025	0.02	0.02	0.02	0.02
Book value per common share	13.09	12.93	13.49	13.33	12.47
Weighted average shares outstanding - basic	9,996,544	8,212,021	8,080,690	8,078,000	8,061,998
Weighted average shares outstanding - diluted	10,009,341	10,068,733	10,434,344	10,433,120	9,901,250

Performance Ratios:
Return on average assets - continuing operations [1]	0.45%	0.64%	0.64%	0.67%	0.54%
Return on average assets - discontinued operations [1]	—%	—%	—%	1.11%	(0.01)%
Return on average equity - continuing operations [1]	4.56%	7.02%	7.32%	8.34%	6.40%
Return on average equity - discontinued operations [1]	—%	—%	—%	13.71%	(0.17)%
Net interest margin [2]	3.19%	3.23%	3.17%	3.14%	3.36%
Efficiency ratio [3]	85.30%	80.48%	80.58%	78.07%	82.82%
Overhead ratio 1 4	4.65%	4.69%	5.18%	4.86%	4.67%

Asset Quality Data and Ratios:
Charge-offs	$290	$713	$1,018	$635	$191
Recoveries	43	8	2	4	7
Net loan charge-offs to total loans [1] [5]	0.09%	0.27%	0.38%	0.23%	0.07%
Allowance for loan losses	9,372	9,101	9,150	9,091	8,447
Allowance for loan losses to total loans [6]	0.87%	0.86%	0.85%	0.84%	0.79%
Nonperforming loans	6,575	6,229	10,201	8,201	8,282
Nonperforming loans to total loans	0.61%	0.59%	0.95%	0.75%	0.77%

Capital Ratios:
Equity to assets	9.67%	10.26%	8.54%	8.35%	8.17%
Leverage ratio	9.24%	9.54%	7.88%	7.67%	7.33%
Common equity Tier 1 capital ratio	10.15%	10.11%	7.78%	7.69%	7.16%
Tier 1 risk-based capital ratio	11.19%	11.92%	9.51%	9.44%	8.91%
Total risk-based capital ratio	14.63%	15.36%	12.76%	12.73%	12.14%
1 annualized for the quarterly periods presented
2 net interest income as a percentage of average interest earning assets
3 noninterest expense as a percentage of net interest income and noninterest income
4 noninterest expense as a percentage of average assets
5 charge-offs less recoveries
6 excludes loans held for sale